UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                May 6, 2016

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On May 6, 2016, the Compensation Committee of the Board of Directors of Oceaneering International, Inc. (“Oceaneering”) approved, effective July 1, 2016, an annual base salary of $300,000 for Marvin J. Migura, Senior Vice President, in connection with the ongoing transfer of his responsibilities.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 6, 2016, Oceaneering held its annual meeting of shareholders. The matters voted on and the number of votes cast for or against (or withheld, in the case of item 1, below), as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

1.
The two nominees proposed by our Board of Directors were elected as Class III directors for a three-year term that is scheduled to expire at Oceaneering’s 2019 annual meeting of shareholders, and the voting results are set forth below:

Name of Director	For	Withheld	Broker Non-Votes

M. Kevin McEvoy	55,751,357	30,016,814	3,895,109
Paul B. Murphy, Jr.	69,683,246	16,084,925	3,895,109

2.	The compensation of Oceaneering’s named executive officers was approved, on an advisory basis, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

79,788,620	5,748,513	231,038	3,895,109

3.	The appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2016 was ratified, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

88,928,699	670,146	64,435	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	May 6, 2016	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel, Secretary

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